Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 104 to the Registration Statement (Form N-1A, File No. 033-05173) of Voya Variable Portfolios, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 25, 2026, with respect to Voya International Index Portfolio, Voya RussellTM Large Cap Growth Index Portfolio, Voya RussellTM Large Cap Index Portfolio, Voya RussellTM Large Cap Value Index Portfolio, Voya RussellTM Mid Cap Growth Index Portfolio, Voya RussellTM Mid Cap Index Portfolio, Voya RussellTM Small Cap Index Portfolio, Voya U.S. Bond Index Portfolio, Voya Index Plus LargeCap Portfolio, Voya Index Plus MidCap Portfolio, Voya Index Plus SmallCap Portfolio, Voya Global High Dividend Low Volatility Portfolio and Voya Small Company Portfolio (the “Portfolios”) (thirteen of the portfolios constituting Voya Variable Portfolios, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

April 27, 2026